EXHIBIT 13

CERTIFICATION PURSUANT TO
18 U.S.C 1350,

        In connection with the Annual Report of Ituran Location and Control Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Eyal Sheratzky and Nir Sheratzky, Co-Chief Executive Officers of the Company, and I, Eli Kamer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350 that to my knowledge:

1.	Except for the report of management on our internal control over financial reporting (which report the Company intends to file by amendment to this Report), the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eyal Sheratzky Nir Sheratzky —————————————————— Eyal Sheratzky Nir Sheratzky Co- Chief Executive Officers	/s/ Eli Kamer —————————————————— Eli Kamer Chief Financial Officer

June 29, 2007